UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):	March 30, 2007
Diamond Offshore Drilling, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-13926	76-0321760

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
15415 Katy Freeway
Houston, Texas 77094

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code:	(281) 492-5300
Not Applicable

(Former name or former address, if changed since last report)
     Check the appropriate line below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
SIGNATURES

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
(e) On March 30, 2007, the Compensation Committee of the Board of Directors of Diamond Offshore Drilling, Inc. (the “Company”) determined the performance goals, participants, payout formulas and maximum awards for the 2007 performance period under the Company’s Incentive Compensation Plan for Executive Officers (as amended and restated effective January 1, 2007) (the “Incentive Compensation Plan”). The 2007 awards will be based on the results of the Company’s drilling operations, specifically, the percentage of actual EBITDA (as defined by the Compensation Committee) for 2007 compared to the average of 2007 budgeted EBITDA and 2006 actual EBITDA. The amount available for incentive awards to each participant will be a function of the participant’s incentive target, which is expressed a percentage of that participant’s eligible base salary, and will not exceed the product of that incentive target and the participant’s eligible base salary. In accordance with the Incentive Compensation Plan, the Compensation Committee has retained negative discretion to reduce or eliminate any 2007 award payable to any of the participants.
     The table below sets forth the incentive target and maximum award established under the Incentive Compensation Plan for the 2007 performance period for each of the named executive officers identified in the Company’s proxy statement for its 2007 annual meeting of stockholders.

		Incentive Target/Maximum
	Eligible	Award as a Percentage of
Name and Position	Base Salary	Eligible Base Salary
James S. Tisch Chairman of the Board & Chief Executive Officer	$300,000	100%

Lawrence R. Dickerson President and Chief Operating Officer	675,000	100%

Gary T. Krenek Chief Financial Officer & Senior Vice President	320,000	100%

John L. Gabriel, Jr. Senior Vice President — Contracts and Marketing	400,000	100%

John M. Vecchio Senior Vice President — Technical Services	350,000	100%

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIAMOND OFFSHORE DRILLING, INC.
By:	/s/ William C. Long
William C. Long
Senior Vice President, General Counsel and Secretary

Dated: April 4, 2007

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